EXHIBIT 23.2

KPMG

                  345 Park Avenue
                  New York, NY 10154





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the use of our report dated January 25, 2000, except as to note 20, which is as of March 21, 2000, appearing on page 30 of CBS Corporation's Form 10-K for the year ended December 31, 1999; and our report dated March 21, 2000, appearing on page 67 of CBS Corporation's Form 10-K for the year ended December 31, 1999; incorporated by reference in this Registration Statement of Viacom Inc.



/s/KPMG LLP
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KPMG LLP
New York, NY
February 9, 2001